Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated August 27, 2026 relating to the financial statements of Alpha and Omega Semiconductor Limited and subsidiaries (the “Company”) and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended June 30, 2026.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
August 27, 2026